Exhibit
No.                     Description
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16.1     Letter of Resignation of Certified Public Accountant



October 31, 2003



Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

RE:      AUTOCORP EQUITIES, INC.

We have read Item 4 of the Form 8-K of Autocorp Equities, Inc. dated October 31, 2003, and agree with such statements made concerning our firm contained therein. We have no basis to agree or disagree with other statements made under Item 4.

Very truly yours,



KBA GROUP LLP